Exhibit 99.1
UFP Technologies Announces Record 2025 Results

Newburyport, Mass., February 24, 2026. UFP Technologies, Inc. (Nasdaq: UFPT), a contract development and manufacturing organization that specializes in single-use and single-patient medical devices, today reported 2025 net income of $68.3 million, 15.8% higher than net income of $59.0 million for 2024. Adjusted net income grew 12.7% to $76.1 million. Net sales for the year ended December 31, 2025 were $602.8 million, 19.5% higher than 2024 sales of $504.4 million. GAAP and adjusted earnings per diluted common share outstanding (“EPS”) for the year ended December 31, 2025 were $8.75 and $9.76, respectively.

Throughout this news release, reference is made to non-GAAP measures including organic sales growth, adjusted gross margin, adjusted operating income, adjusted SG&A, adjusted net income and EPS, and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.

“I am pleased with our 2025 results and our progress on a number of key strategic initiatives,” said R. Jeffrey Bailly, CEO. “Sales for the year grew 19.5% to $602.8 million, operating income grew 14.1% to $92.3 million, and EPS grew 15.4% to $8.75. Our growth was driven by a 23.2% increase in medical sales, partially offset by an 11.5% decrease in non-medical sales.”

“We achieved the 14.1% earnings growth despite absorbing approximately $6.3 million in labor-related inefficiencies at our AJR facility in Illinois,” Bailly said. “These were due to the previously disclosed attrition in our workforce based on associates' eligibility to work in the United States. Of note, the impact in Q4 dropped to $1.2 million, less than half of the $3.0 million impact in Q3. We expect to make continued progress until the issue is resolved.”

“We also made significant progress expanding our businesses in the Dominican Republic,” Bailly said. “In La Romana, we extended our contract with our largest customer through 2029, increasing volumes on current programs and adding a new program. We also launched three new programs, and after taking possession of a fifth building in 2025, we will soon add a sixth facility to accommodate anticipated growth. In Santiago, we successfully launched our second transfer program and plan to add a new facility in Q2 2026, which will allow us to localize and ramp up a third major program in the Safe Patient Handling space. This market opportunity is substantial, with significant growth anticipated again in 2026.”

“The four acquisitions we completed in 2024 and three we completed in 2025 are all progressing well with integrations either well underway or complete,” said Bailly. “With new talent in place across the Company, new programs recently launched, new contract extensions with several major customers, and a robust pipeline, we remain bullish about our future.”

Financial Highlights for Q4 and YTD 2025
•Sales for the fourth quarter increased 3.4% to $148.9 million, from $144.1 million in the same period of 2024. Year-to-date sales increased 19.5% to $602.8 million, from $504.4 million in the same period of 2024. Organic sales were essentially flat for the three-month period ended December 31, 2025 as compared to the same period in 2024. Organic growth for the year ended December 31, 2025, was approximately 1.5%.

•Fourth quarter sales to the medical market increased 4.2% to $138.2 million. Non-medical sales for the fourth quarter decreased 6.0% to $10.7 million. For the year ended December 31, 2025, sales to the medical market increased 23.2% to $555.3 million. Non-medical sales for 2025 decreased 11.5% to $47.5 million.

•Gross profit as a percentage of sales (“gross margin”) decreased to 28.2% for the fourth quarter of 2025, from 29.2% in the same quarter of 2024. Gross margin for the year ended December 31, 2025, decreased to 28.3% from 29.1% in the same period of 2024. Approximately $6.3 million and $1.2 million in incremental labor cost was incurred at AJR during the full year and fourth quarter of 2025, respectively. Absent these expenses, full-year and fourth quarter of 2025 gross margins would have been 29.3% and 29.0%, respectively.

•Selling, general and administrative expenses (“SG&A”) increased 12.6% to $21.0 million for the fourth quarter of 2025 compared to $18.6 million in the same quarter of 2024. As a percentage of sales, SG&A increased to 14.1% in the fourth quarter of 2025, from 12.9% in the same period of 2024. As a percentage of sales, adjusted SG&A increased in the fourth quarter of 2025 to 12.4% from 11.2% in the same period of 2024. For the year ended December 31, 2025, SG&A increased 24.5% to $77.4 million from $62.2 million in the same period of 2024. As a percentage of sales, SG&A in the year ended December 31, 2025, increased to 12.8% from 12.3% in the same period of 2024. For the year ended December 31, 2025, as a percentage of sales, adjusted SG&A increased to 11.2% from 11.0% in the same period of 2024.
•For the fourth quarter of 2025, operating income decreased 3.4% to $21.5 million, from $22.3 million in the same quarter of 2024. Adjusted operating income for the fourth quarter of 2025 decreased 9.6% to $23.5 million from $26.0 million in the fourth quarter of 2024. For the year ended December 31, 2025, operating income increased 14.1% to $92.3 million from $80.9 million in the same period of 2024. Adjusted operating income for the year ended December 31, 2025, increased 11.5% to $102.9 million from $92.3 million in the same period of 2024.
•Net income was $17.6 million in the fourth quarter of 2025, compared to $16.4 million in the same period of 2024. Adjusted net income decreased 0.7% to $19.0 million in the fourth quarter of 2025, from $19.2 million in the same period of 2024. For the year ended December 31, 2025, net income increased to $68.3 million, from $59.0 million in the same period of 2024. Adjusted net income for the year ended December 31, 2025 increased 12.7% to $76.1 million from $67.6 million for the year ended December 31, 2024. GAAP and adjusted EPS for the fourth quarter of 2025 were $2.25 and $2.44, respectively, as compared to $2.10 and $2.46, respectively, for the same period in 2024. GAAP and adjusted EPS for the year ended December 31, 2025 were $8.75 and $9.76, respectively, as compared to $7.58 and $8.68, respectively, for the same period of 2024.

•Adjusted EBITDA for the fourth quarter of 2025 decreased to $28.3 million from $30.4 million in the fourth quarter of 2024. Adjusted EBITDA for the year ended December 31, 2025, increased to $121.1 million from $107.3 million in the same period of 2024.

About UFP Technologies, Inc.

UFP Technologies is a contract development and manufacturing organization that specializes in single-use and single-patient medical devices. UFP is a vital link in the medical device supply chain and a valued outsourcing partner to many of the world's top medical device manufacturers. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Contact: Ron Lataille
978-234-0926

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net sales	$148,915	$144,070	$602,797	$504,421
Cost of sales	106,947	102,014	432,387	357,728
Gross profit	41,968	42,056	170,410	146,693
Selling, general & administrative expenses	20,965	18,618	77,439	62,218
Acquisition costs	—	844	334	2,520
Change in fair value of contingent consideration	(528)	238	261	952
Loss on disposal of property, plant & equipment	27	99	38	106
Operating income	21,504	22,257	92,338	80,897
Interest expense, net	1,931	3,377	9,804	8,061
Other expense (income)	31	(219)	21	(189)
Income before income tax expense	19,542	19,099	82,513	73,025
Income tax expense	1,976	2,724	14,200	14,044
Net income	$17,566	$16,375	$68,313	$58,981

Net income per share	$2.28	$2.13	$8.87	$7.69
Net income per diluted share	$2.25	$2.10	$8.75	$7.58

Weighted average common shares outstanding	7,713	7,675	7,705	7,668
Weighted average diluted common shares outstanding	7,806	7,794	7,804	7,785

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$20,301	$13,450
Receivables, net	82,914	84,677
Inventories	86,856	87,536
Other current assets	10,930	9,282
Net property, plant, and equipment	79,109	70,564
Goodwill	197,403	189,657
Intangible assets, net	140,849	144,252
Other assets	36,715	29,577
Total assets	$655,077	$628,995
Liabilities and equity:
Accounts payable	$24,289	$24,269
Current installments, net of long-term debt	12,500	12,500
Other current liabilities	38,073	39,526
Long-term debt, excluding current installments	122,955	176,875
Other liabilities	33,383	33,065
Total liabilities	231,200	286,235
Total equity	423,877	342,760
Total liabilities and stockholders' equity	$655,077	$628,995
Conference Call
The Company has scheduled a conference call on Wednesday, February 25, 2026, at 8:30 AM Eastern time. Participants may join the call using the following dial-in numbers:
•Toll-Free: 1-412-206-6478
•International: 1-833-890-4010

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; statements of the Company about the marketplace and the Company’s position in the marketplace; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions, including that such acquisitions will be accretive to the Company's revenue, income and EBITDA; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding an increase in revenue as a result of the Company’s new robotic programs and facilities expansions; expectations regarding an increase in product demand as a result of negotiating favorable terms with the Company’s largest customer; expectations regarding customer demand; statements about profitability improvements in the Company’s Illinois facility; statements about the completion of program transfers to the Dominican Republic, and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including global trade barriers, additional taxes, tariff increases or uncertainties, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties; risks relating to cyber security, such as cyber-attacks on the Company’s information technology infrastructure, products, suppliers, customers and partners, including the potential consequences of the cyber incident that was reported today by the Company on a Form 8-K, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts under cybersecurity related regulations or otherwise; risks associated with our or third-party use of artificial intelligence technologies; risks related to our indebtedness and compliance with covenants contained in our financing arrangements, and whether any available financing may be sufficient to address our needs; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, our largest customer, decides to manufacture the products itself or through one of its affiliates it obtains the products from other listed suppliers specified in our agreement; risks associated with our inability to extend or otherwise renegotiate favorable terms with the Company's largest customer, if at all; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and/or timely and successfully transfer programs to the Dominican Republic and risks relating to disruptions and delays in our supply chain or labor force; risks associated with delays or failures to improve profitability in our Illinois facility; risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.
Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers organic sales growth, adjusted gross margin, adjusted SG&A, adjusted operating income, adjusted net income, EBITDA, and adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar to measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.
Organic Sales Growth Rate Reconciliation
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Overall net sales	$148,915	$144,070	$602,797	$504,421
Net sales from acquired operations	(4,895)	—	(90,653)	(15)
Organic sales	$144,020	$144,070	$512,144	$504,406

Organic growth sales rate	(0.03)%		1.5%

Adjusted Gross Margin
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Overall net sales (GAAP)	$148,915	$144,070	$602,797	$504,421
Gross profit (GAAP)	41,968	42,056	170,410	146,693
Gross margin (GAAP)	28.2%	29.2%	28.3%	29.1%
Adjustments:
Purchase accounting expenses	—	—	146	1,100
Adjusted gross profit (Non-GAAP)	$41,968	$42,056	$170,556	$147,793
Adjusted gross margin (Non-GAAP)	28.2%	29.2%	28.3%	29.3%
Adjusted Selling, General and Administrative Expenses (SG&A)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
SG&A (GAAP)	$20,965	$18,618	$77,439	$62,218
Amortization of intangible assets	(2,478)	(2,524)	(9,757)	(6,727)
Adjusted SG&A (Non-GAAP)	$18,487	$16,094	$67,682	$55,491
Adjusted SG&A as a % of sales	12.4%	11.2%	11.2%	11.0%
Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income (GAAP)	$21,504	$22,257	$92,338	$80,897
Adjustments:
Purchase accounting expenses	—	—	146	1,100
Acquisition costs	—	844	334	2,520
Change in fair value of contingent consideration	(528)	238	261	952
Amortization of intangible assets	2,478	2,524	9,757	6,727
Loss on disposal of fixed assets	27	99	38	106
Adjusted operating income (Non-GAAP)	$23,481	$25,962	$102,874	$92,302

Adjusted Net Income per Diluted Common Share Outstanding Reconciliation
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (GAAP)	$17,566	$16,375	$68,313	$58,981
Adjustments (net of taxes):
Purchase accounting expenses	—	—	146	1,100
Acquisition costs	—	844	334	2,520
Change in fair value of contingent consideration	(528)	238	261	952
Amortization of intangible assets	2,478	2,524	9,757	6,727
Loss on disposal of fixed assets	27	99	38	106
Taxes on adjustments	(509)	(917)	(2,713)	(2,823)
Adjusted net income (Non-GAAP)	$19,034	$19,163	$76,136	$67,563

Adjusted net income per diluted share outstanding (Non-GAAP)	$2.44	$2.46	$9.76	$8.68
Weighted average diluted common shares outstanding	7,806	7,794	7,804	7,785
EBITDA Reconciliation
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (GAAP)	$17,566	$16,375	$68,313	$58,981
Income tax expense	1,976	2,724	14,200	14,044
Interest expense, net	1,931	3,377	9,804	8,061
Depreciation	2,445	2,133	9,393	7,988
Amortization of intangible assets	2,478	2,524	9,757	6,727
EBITDA (Non-GAAP)	$26,396	$27,133	$111,467	$95,801
Adjustments:
Share based compensation	2,398	2,054	8,854	6,842
Purchase accounting expenses	—	—	146	1,100
Acquisition costs	—	844	334	2,520
Change in fair value of contingent consideration	(528)	238	261	952
Loss on disposal of fixed assets	27	99	38	106
Adjusted EBITDA (Non-GAAP)	$28,293	$30,368	$121,100	$107,321